Exhibit 24

POWER OF ATTORNEY

Each person below designates and appoints C. Geoffrey Hampson his true and lawful attorney-in-fact and agent, with full power of substitution, to sign the Annual Report on Form 10-K for the year ended December 31, 2009 of Live Current Media Inc., a Nevada corporation, and any amendments thereto, and to file said report and amendments, with all exhibits thereto, in such form as he may approve with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Each person whose signature appears below also grants to this attorney-in-fact and agent full power and authority to perform every act and execute any instruments that he deems necessary or desirable in connection with said report, as fully as he could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or his substitute may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 16 day of March 2010.

/s/ Boris Wertz
Boris Wertz
Director of Live Current Media Inc.